Exhibit 10.8

Form of
Nonqualified Stock Option Award Agreement
Simon Property Group, L.P.
1998 Stock Incentive Plan

        THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement"), effective the 25th day of August, 2004, by and between SIMON PROPERTY GROUP, INC., a Delaware corporation (the "Company"), and                        ("[            ]").

BACKGROUND

        By action of its Board of Directors and Stockholders, the Company has adopted the Simon Property Group, L.P. 1998 Stock Incentive Plan (the "Plan"), under which the Company may grant stock options and other stock awards to employees of the Company. The Plan is administered by a committee ("Committee") appointed by Simon Property Group, L.P. (the "Partnership"). The Company and [            ] are parties to a certain Nonqualified Stock Option Agreement dated as of                        , pursuant to which [            ] was granted an option to purchase a                        shares of Common Stock of the Company upon and subject to the terms of the Plan (the "Original Agreement"). Pursuant to the Original Agreement, [            ] has the right to be granted a new stock option under the Plan upon certain terms and conditions ("Reload Option"), and [            ] wishes to exercise that right and be granted a Reload Option.

THE OPTION

        The Committee has determined to grant a Reload Option to [            ], and [            ], by his execution of this Agreement, agrees to accept the Reload Option, subject to the following terms and conditions:

        SECTION 1.    Grant of Reload Option.

          a.    Number of Shares.    The Company grants to [            ] the right and option to purchase, subject to the terms and conditions of this Agreement and the Plan, a total of            shares of common stock of the Company, par value $.000l per share ("Common Stock"), which shares are designated as shares granted under a nonqualified stock option (as that term is described in Section 1 (d) below).

          b.    Option Price.    The purchase price of all such shares of Common Stock shall be $            per share.

        c.    "Option" Defined.    The Reload Option granted hereby and all of [            ]'s rights under this Agreement and the Plan are referred to collectively as the "Option."

          d.    Tax Status of Option.    The Option is designated as constituting a "nonqualified stock option" that is not qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          a.    Exercise Period—General.    [            ] may exercise the Option to purchase the shares at any time, and from time to time (but not as to less than 50 shares at any one time), on and after                        and through and including            (the "Expiration Date").

          b.    Exercise Period—Death or Retirement.    If [            ] dies while the Option is still outstanding, the Option may be exercised by the executor, administrator or personal representative of [            ]'s estate or other person entitled by law to [            ]'s rights under the Option at any time through and including the Expiration Date.

          c.    Exercise on or before the Expiration Date.    Notwithstanding any other provision of this Agreement, in no event may the Option or any portion of the Option be exercised after September 24, 2008.

        SECTION 2.    Manner of Exercise; Notices.    The Option shall be exercised by filing with the Partnership a written notice of [            ]'s intention to purchase such shares, specifying the number of shares (but not less than 50 shares at any one time) and the date that the purchase is to occur. Payment of the option price may be made (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee) or, with the consent of the Committee, by personal check (subject to collection), (ii) through the delivery of previously owned Common Stock that has been owned by [            ] for at least six months and that has a fair market value equal to the option price, or (iii) by a combination of the foregoing. Full payment must be made for all shares to be purchased before the shares will be released to [            ]. Payment in accordance with clause (i) above may be deemed to be satisfied, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at [            ]'s direction at the time of exercise, provided that the Committee may require [            ] to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery does not require any consent (as defined in Section 5.3 of the Plan).

        The exercise notice shall be addressed to the General Counsel of the Partnership at 115 West Washington Street, Indianapolis, Indiana 46204, or at such other address as the Company designates in writing to [            ]. Any notice to [            ] shall be sent to his address as shown in the records of the Company or at such other address as [            ] designates in writing to the Company. Any such notice shall be deemed to have been duly given if it is personally delivered or registered and deposited, postage and registry fee prepaid, in a United States Post Office.

        For purposes of this Section 6, the "fair market value" of any shares of Common Stock that are delivered in payment of the option price shall be equal to (i) the last sale price for Common Stock for the business day immediately preceding the date on which any portion of the Option is exercised as reported on the New York Stock Exchange, or, if Common Stock is not traded on the New York Stock Exchange, on the exchange on which such Common Stock is principally traded, or, if no sale price is reported for such day, the first preceding business day for which a sale price for Common Stock is reported.

        SECTION 3.    Reload Option.    If [            ] delivers shares of Common Stock in payment of the option price of the Option, [            ] shall be issued a new stock option (the "Reload Option"), under the Plan or any subsequently adopted Company stock incentive or stock option plan (collectively, the "Plans") that has Common Stock available for option grant, upon the following terms: (i) the number of option shares of Common Stock granted under the Reload Option shall be equal to the number of shares of Common Stock that were delivered in payment of the option price of the Option plus, if so provided by the Committee, the shares retained by the Company to satisfy any Federal, state or local tax withholding requirements in connection with the exercise of the Option, (ii) the option exercise price of the Reload Option shall be equal to the fair market value of the Common Stock on the day on which the Reload Option was granted, or, if Common Stock is not then traded on the New York Stock Exchange, on the exchange on which such Common Stock is principally traded, (iii) the Reload Option shall have a term equal to the remaining term of the original Option to which it relates (subject to earlier termination as provided in the Plan and this Agreement), (iv) the Reload Option shall vest immediately, and (v) no Reload Option may be exercised within one year from the date on which the Reload Option was granted.

        SECTION 4.    Tax Provisions.    At the request of [            ], the Company shall retain or accept a sufficient number of shares in connection with the receipt or exercise of the Option or a sale of the underlying shares to satisfy the Company's tax withholding obligations, if any, or [            ]'s tax liabilities with respect to such transactions.

        SECTION 5.    Adjustments upon Certain Changes in the Common Stock.    If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to the exercise of the Option, the Option exercise price, and the amount payable by [            ] as the exercise price, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated.

        SECTION 6.    [            ]'s Rights Prior to Issuance of Shares.     [            ] shall not be, nor shall [            ] have any of the rights or privileges of, a stockholder of the Company with regard to any of the shares issuable upon exercise of the Option unless and until a physical stock certificate for such shares has been issued or such shares have been credited to [            ]'s account under a book entry or comparable system.

        SECTION 7.    Assignment or Transfer.    The Option shall not be transferable by [            ] other than by will or the laws of descent and distribution and may be exercised during [            ]'s lifetime only by the [            ] or by his or her guardian or legal representative, except that the Option may be transferred by gift to any member of [            ]'s immediate family or to a trust for the benefit of one or more of such immediate family members. "Immediate family" shall mean [            ]'s spouse, parents, children or grandchildren. Any transferee of the Option shall be subject to the terms and conditions of this Agreement. No such transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. Except as described above, no assignment or transfer of this Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

        SECTION 8.    Binding on Successors.    This Agreement shall be binding upon and inure to the benefit of the Company and [            ] and their respective successors, representatives and assigns.

        SECTION 9.    Captions.    The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of any of its provisions.

        SECTION 10.    Amendments.    This Agreement may only be amended in writing and with the mutual consent of the Company and [            ].

        SECTION 11.    Applicable Law.    This Agreement and any disputes arising under this Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware and any applicable laws of the United States of America.

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        IN WITNESS WHEREOF, the Company and [            ] have executed this Agreement as of the day and year first above written.

ATTEST:	SIMON PROPERTY GROUP, INC., a Delaware corporation
By:

By: